Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-171849) of China Jo-Jo Drugstores, Inc. and subsidiaries of our report dated June 29, 2010 relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ Frazer Frost LLP

Brea, California
June 29, 2011